SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

POWER SPORTS FACTORY, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	000-25385	41-1853993
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6950 Central Highway, Pennsauken, NJ	08109
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(856) 488-9333

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02. Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.  The descriptions of certain previously reported items have been amended.

Date	Title and Amount (1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
August 6, 2008	550,000 shares of common stock issued for conversion of promissory note and accrued interest.	Private Investor	NA	$275,000/NA
August 20, 2008	75,000 shares of common stock.	Consultant	NA	$18,750/NA
August 28, 2008	14,285 shares of common stock.	Supplier.	NA	10,000/NA
August 28, 2008	250,000 shares of common stock.	Joint Venture Partner	NA	$62,500/NA
September 25, 2008	250,000 shares of common stock.	Consultant	NA	$25,000/NA
September 29, 2008	500,000 shares of common stock issued in conversion of debt of $40,000.	Consultant.	NA	$40,000/NA
September 29, 2008	262,500 shares of common stock issued in conversion of debt of $21,000.	Officer and director	NA	$21,000/NA
September 29, 2008	500,000 shares of common stock issued in conversion of debt of $40,000.	Officer and director.	NA	$40,000/NA
October 1, 2008	125,000 shares of common stock.	Origination fee.	NA	$22,500/NA
October 21, 2008	500,000 shares of common stock.	Financing consultant.	NA	$40,000/NA
February 18, 2009	10,000 shares of common stock.	Consultant	NA	$500/NA
March 13, 2009	250,000 shares of common stock issued for extension fee promissory note.	Private Investor	NA	$12,500/NA
April 9, 2009	2,000,000 shares of common stock.	Private Investor	NA	$100,000/NA
April 10, 2009	428,570 shares of common stock.	Private Investor	NA	$15,000/NA
April 28, 2009	1,250,000 shares of common stock	Consultant	NA	$90,000/NA
April 28, 2009	1,000,000 shares of common stock	Private Investor	NA	$50,000/NA
April 28, 2009	4,604,428 shares of common stock	Supplier	NA	$252,310/NA
May 11, 2009	4,163,487 shares of common stock	Private investor	NA	$292,049/NA

(1) The issuances to consultants, investors and employees are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D or Rule 701 promulgated by the SEC under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

By	/s/ Shawn Landgraf
Shawn Landgraf, Chief Executive Officer

Date: July 21, 2009